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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               COASTAL FINANCE I

                            THE COASTAL CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                           74-1734212
      (State of incorporation                 (I.R.S. Employer
          or organization)                   Identification No.)

              COASTAL TOWER
           NINE GREENWAY PLAZA
              HOUSTON, TEXAS                     77046-0995
(Address of principal executive offices)         (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the
following box.   X
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If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. ____


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                      Name of each exchange
              Title of each class                      on which each class
              to be so registered                      is to be registered
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8.375% Trust Originated Preferred Securities (SM)     New York Stock Exchange


(SM) "Trust Originated Preferred Securities" is a service mark of Merrill Lynch & Co., Inc.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

     None

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Securities registered consist of 12,000,000 of 8.375% Trust Originated Preferred Securities(SM), of Coastal Finance I (Liquidation Amount $25 per Preferred Security), guaranteed by The Coastal Corporation to the extent Coastal Finance I has funds available, as described in the Prospectus dated April 23, 1998, as filed with the Securities and Exchange Commission on April 14, 1998, under the caption "Description of the Trust Preferred Securities," on page 26 thereof, and "Description of the Trust Preferred Securities Guarantees" on pages 26 through 29 thereof, respectively, which is incorporated herein by reference and further described in the Prospectus Supplement dated May 7, 1998, and filed with the Securities and Exchange Commission on May 11, 1998, under the caption "Description of the Preferred Securities" on pages S-15 through S-25 thereof, and "Description of the Preferred Securities Guarantee," on pages S-26 through S-28 thereof, respectively, which is incorporated herein by reference.

_____________________________________________
(SM) "Trust Originated Preferred Securities" is a service mark of Merrill Lynch & Co., Inc.


ITEM 2.  EXHIBITS.

   I.1.a+ Prospectus dated April 23, 1998, filed with the Securities and Exchange Commission on April 14, 1998, and Prospectus Supplement dated May 7, 1998, filed with the Securities and Exchange Commission on May 11, 1998.

   I.1.b+ The Exhibits filed with Form S-3 Registration Statement No. 333-50075, filed with the Securities and Exchange Commission on April 14, 1998.

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+   Incorporated by reference.


                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     COASTAL FINANCE I
                                                        (Registrant)



Date: May 11, 1998                     By: _______________________________
                                                 Austin M. O'Toole
                                                      Trustee


                                                THE COASTAL CORPORATION
                                                     (Guarantor)



Date: May 11, 1998                     By: ________________________________
                                                  Austin M. O'Toole
                                       Senior Vice President and Secretary